Exhibit 10.7
AMENDED AND RESTATED
DECLARATION OF TRUST
Forfeitable Exchangeable Shares
July 26th, 2007

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
1.1	Definitions	1

ARTICLE 2 PURPOSE OF TRUST DECLARATION		4
2.1	Continuance of Trust	4

ARTICLE 3 PROVISIONS APPLICABLE TO FORFEITABLE SHARES		4
3.1	Forfeitable Shares	4
3.2	Trustee Agreements Related to Forfeitable Shares	4
3.3	Voting Rights	5
3.4	Forfeiture of Shares	5
3.5	Ceasing to be Forfeitable Shares	5

ARTICLE 4 CONCERNING THE TRUSTEE		5
4.1	Powers and Duties of the Trustee	5
4.2	Income Tax Returns and Reports	6
4.3	Action of Beneficial Holders	7
4.4	Reliance Upon Declarations	7
4.5	Trustee Not Required to Give Security	7
4.6	Conflicting Claims	7
4.7	Acceptance of Trust	8

ARTICLE 5 LIMITATION OF LIABILITY		8
5.1	Limitation of Liability	8

ARTICLE 6 CHANGE OF TRUSTEE		8
6.1	Resignation	8
6.2	Successor Trustee	9
6.3	Declaration of Trustee	9
6.4	Notice of Successor Trustee	9

ARTICLE 7 AMENDMENTS AND SUPPLEMENTAL TRUST DECLARATIONS		9
7.1	Amendments, Modifications, etc.	9
7.2	Ministerial Amendments	9
7.3	Meeting to Consider Amendments	10
7.4	Execution of Supplemental Trust Declarations	10

ARTICLE 8 TERMINATION		10
8.1	Term	10
8.2	Survival of Trust Declaration	11

ARTICLE 9 GENERAL		11
9.1	Notices	11
9.2	Interpretation	11
9.3	Severability	12
9.4	Counterparts	12

9.5	Governing Law	12
9.6	Enforcement	12
9.7	No Waiver	12
9.8	Expenses	13
9.9	Further Assurances	13
APPENDIX A FORFEITABLE SHARE PROVISIONS

AMENDED AND RESTATED DECLARATION OF TRUST
Forfeitable Exchangeable Shares
THIS DECLARATION OF TRUST is made as of the 26th day of July, 2007, by Dennis Wilson (the “Trustee”).
WHEREAS pursuant to a stock option plan (the “Option Plan”) of LIPO Investments (Canada) Inc.(“LIPO Canada”) dated December 1, 2005, Dennis Wilson (the “Trustee”) was appointed as trustee of the Plan to hold legal title to the shares of LIPO Canada issued on the exercise of options granted under the Option Plan;
AND WHEREAS pursuant to the provisions of the Option Plan certain options granted under the Option Plan were issued and designated as “forfeitable shares” and held in trust by the Trustee for the benefit of the holders thereof subject to certain repurchase and other rights;
AND WHEREAS in connection with an arrangement agreement (the “Arrangement Agreement”) dated as of April 26, 2007 among Lululemon Corp. (“Lululemon”), Lululemon Callco ULC (“Callco”), Lulu Canadian Holding, Inc. (“Exchangeco”), LIPO Investments (USA), Inc. and LIPO Canada, all shares of LIPO Canada, including the “forfeitable shares” were exchanged with Exchangeco for exchangeable shares (“Exchangeable Shares”) of Exchangeco, and none of the Trustee nor the former holders of the options granted under the Option Plan are now shareholders or option holders of LIPO Canada, so that it is impractical to continue to record the terms of the trust in the Option Plan;
AND WHEREAS pursuant to the Arrangement Agreement, the Trustee has agreed to enter into a declaration of trust substantially in the form of this Trust Declaration, to amend and restate the trust which was created under the Option Plan, to record the terms pursuant to which the Trustee will hold Exchangeable Shares issued in respect of “forfeitable shares”;
NOW THEREFORE this Declaration records the terms on which the Trustee will hold the Trust Estate (as defined below) in trust for the benefit of the Beneficial Holders on the terms hereof:
ARTICLE 1
DEFINITIONS
1.1 Definitions
In this Trust Declaration, the following terms shall have the following meanings:
“Arrangement” means the arrangement under part 9, division 5 of the BCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.
“BCA” means the Business Corporations Act (British Columbia), as amended.
“Beneficial Holders” has the meaning assigned in Section 3.1.

“Board of Directors” means the board of directors of Exchangeco.
“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia and New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.
“Court” means the Supreme Court of British Columbia.
“Declaration of Trust” means this Declaration of Trust as it may be amended or supplemented from time to time.
“Effective Date” means the date following the grant of the Final Order on which the parties to the Arrangement Agreement agree the Arrangement becomes effective.
“Effective Time” means the time on the Effective Date at which the Arrangement becomes effective.
“Eligible Person” means any individual regularly employed on a full-time or part-time basis by Lululemon or any company in which Lululemon is a direct or indirect shareholder or with which Lululemon does not act at arm’s length or other persons who perform management or consulting services for Lululemon or any company in which Lululemon is a direct or indirect shareholder or with which Lululemon does not act at arm’s length in any such case on an ongoing basis.
“Exchange Trust Agreement” means the Agreement made between Lululemon, Callco, the Company and a third party trustee in connection with the Plan of Arrangement, substantially in the form and content of Exhibit C annexed to the Reorganization Agreement with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree, a copy of which is available at the registered office of the Company.
“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 of the Plan of Arrangement.
“Exchangeable Shares” means the non-voting exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions.
“Final Order” means the order of the Court approving the Plan of Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.
“Forfeitable Shares” means those Exchangeable Shares issued pursuant to the Plan of Arrangement in exchange for LIPO Canada Shares which were designated as “forfeitable shares” pursuant to the LIPO Option Plan, until such shares cease to be forfeitable in accordance with the conditions set out in Appendix A.

“Government Entity” means any federal, provincial, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.
“Insolvency Event” means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.
“Lock-Up Agreement” means the lock-up agreement entered into by each of the Beneficial Holders pursuant to the terms of the Reorganization Agreement.
“Lululemon Common Stock” means the common stock of Lululemon, par value US$0.01 per share and any other securities into which such shares may be changed.
“person” means any individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Government Entity.
“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit B to the Arrangement Agreement and any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court.
“Reorganization Agreement” means the Agreement and Plan of Reorganization dated April 26, 2007 by and among Lululemon, Exchangeco, LIPO Canada, LIPO USA and certain other parties;
“Subsidiary” of any person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled (i) by such person, (ii) by any one or more of its subsidiaries, or (iii) by such person and one or more of its subsidiaries; provided, however, that no person that is not directly or indirectly wholly-owned by any other person shall be a subsidiary of such other person unless such other person controls, or has the right, power or ability to control, that person.
“Trust” means the trust created by this Trust Declaration.
“Trust Estate” means the Forfeitable Shares, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this Trust Declaration.

“Trustee” means Dennis Wilson and, subject to the provisions of Article 6, includes any successor trustee.
ARTICLE 2
PURPOSE OF TRUST DECLARATION
2.1 Continuance of Trust
Effective as at the time of the amendment of the Option Plan pursuant to the Plan of Arrangement, the trust established by the Option Plan is hereby continued for the benefit of the Beneficial Holders from time to time, and the Trustee agrees to hold the Forfeitable Shares and the Trust Estate as trustee for the Beneficial Holders on the terms set out in this Trust Declaration.
ARTICLE 3
PROVISIONS APPLICABLE TO FORFEITABLE SHARES
3.1 Forfeitable Shares
Upon completion of the Plan of Arrangement, the Forfeitable Shares shall be issued to and registered in the name of the Trustee, to be held in trust for the respective beneficial holders (the “Beneficial Holders”) thereof pursuant to the terms of this Article 3. Shares which are designated as Forfeitable Shares will be entitled to become non-forfeitable in accordance with the conditions set out in Appendix A.
3.2 Trustee Agreements Related to Forfeitable Shares
The Trustee acknowledges and agrees that, other than as set forth in this Trust Declaration:
(a)	the Trustee will hold legal title to the Forfeitable Shares as nominee, agent and trustee for the benefit and account of the respective Beneficial Holders thereof as principal and beneficial owner subject to and in accordance with this Article 3 and subject to the terms and conditions of any transfer, deed, shareholder agreement or other instrument, document or encumbrance pertaining to the Forfeitable Shares;

(b)	subject to forfeiture pursuant to Section 3.4, any benefit, interest, profit or advantage arising out of or accruing from such Forfeitable Shares is and will continue to be a benefit, interest, profit or advantage of the Beneficial Holder and if received by the Trustee will be received and held by the Trustee for the use, benefit and advantage of the Beneficial Holder and the Trustee will account to the Beneficial Holder for any money or other consideration paid to or to the order of the Trustee in connection with the Trust Estate;

(c)	the Trustee may at his discretion, whether on his own initiative or upon the direction of such Beneficial Holder, act as the agent of the Beneficial Holder, as principal, in respect of any matter relating to such Forfeitable Shares or the performance or observance of any contract or Agreement relating to the Forfeitable Shares; and

(d)	the Trustee will have the full right and power to execute and deliver, under seal and otherwise, any shareholder agreement or other instrument or document pertaining to the Forfeitable Shares without delivering proof to any person (including, without limitation, any other party to any such instrument or document) of its authority to do so and any person may act in reliance on any such instrument or document and for all purposes any such instrument or document will be binding on the Beneficial Holder.
3.3 Voting Rights
Notwithstanding anything to the contrary contained herein, the Trustee shall have sole power in his absolute discretion to exercise the voting rights with respect to all Forfeitable Shares outstanding, from time to time, for his own benefit, until such shares cease to be Forfeitable Shares.
3.4 Forfeiture of Shares
(a)	Upon the date on which a holder of Forfeitable Shares ceases to be an Eligible Person then the Trustee shall repurchase all Forfeitable Shares which it holds on behalf of such holder including any benefit, interest, profit or advantage which may have arisen or may in the future arise out of or accrue from such Forfeitable Shares, for cash in an amount equal to the price paid for the shares of LIPO Canada upon issuance thereof which were exchanged for such Forfeitable Shares pursuant to the Plan of Arrangement.

(b)	Immediately following the payment of the purchase price referred to in Section 3.4(a) the Trustee shall distribute such funds to the Beneficial Holder and the Trustee shall be the sole registered and beneficial owner of such Forfeitable Shares and all such benefits, interest, profit or advantage.
3.5 Ceasing to be Forfeitable Shares
Upon the later of (a) an Exchangeable Share ceasing to be a Forfeitable Share and (b) the expiry of the Lock-Up Agreement to which the Beneficial Holder is a party, the provisions of this Article 3 shall cease to apply to such Share and legal title will pass to the Beneficial Holder thereof who shall thenceforth be the sole legal and beneficial owner thereof. Promptly thereafter the Trustee shall direct Exchangeco’s transfer agent to reregister such share in the name of such Beneficial Holder, direct Exchangeco to deliver or cause to be delivered such re-registered share certificate to the Beneficial Holder promptly after receipt thereof from the transfer agent and pay over to the Beneficial Holder all benefits, interest, profit or advantage which have been received by the Trustee in respect of such Forfeitable Shares.
ARTICLE 4
CONCERNING THE TRUSTEE
4.1 Powers and Duties of the Trustee
In addition to the rights set out in Article 3, but subject to his duties and obligations hereunder, the Trustee will have in his capacity as Trustee of the Trust, the unfettered discretion at any time and from time to time to administer the Trust Estate in whatever manner the Trustee may determine, as if he were the sole owner of the Trust Estate, including, without limitation, the power, duty and authority to:
(a)	hold title to the Trust Estate;

(b)	invest any moneys forming, from time to time, a part of the Trust Estate as provided in this Trust Declaration;

(c)	accelerate the vesting provisions attached to some or all of the Forfeitable Shares;

(d)	consent to the transfer of a beneficial interest in the Forfeitable Shares to an Eligible Person;

(e)	exchange the Forfeitable Shares or any part of the Trust Estate for other property; and

(f)	take such other actions and doing such other things as are specifically provided in this Trust Declaration.
In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Trust Declaration as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.
The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficial Holders and shall exercise the care, diligence and skill that a reasonable person would exercise in comparable circumstances.
The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until he shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Trust Declaration conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.
4.2 Income Tax Returns and Reports
The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Lululemon or Exchangeco).

4.3 Action of Beneficial Holders
No Beneficial Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Trust Declaration for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficial Holder has requested the Trustee to take or institute such action, suit or proceeding and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficial Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficial Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficial Holders.
4.4 Reliance Upon Declarations
The Trustee shall not be considered to be in contravention of any of his rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of this Trust Declaration.
4.5 Trustee Not Required to Give Security
The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Trust Declaration.
4.6 Conflicting Claims
If conflicting claims or demands are made or asserted with respect to any interest of any Beneficial Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficial Holder in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any rights hereunder subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:
(a)	the rights of all adverse claimants with respect to the rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)	all differences with respect to the other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.
If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.
4.7 Acceptance of Trust
The Trustee hereby accepts the Trust created and provided for by and in this Trust Declaration and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficial Holders, subject to all the terms and conditions herein set forth.
ARTICLE 5
LIMITATION OF LIABILITY
5.1 Limitation of Liability
The Trustee shall not be held liable for any loss or damage relating to any matter regarding the Trust or the performance of its duties and obligations hereunder, including, without limitation, any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Trust Declaration, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.
The Trustee will not be liable to the Trust or to any Beneficial Holder for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which the Trust Estate or any part of it shall be lodged or deposited, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of his duties hereunder, except to the extent that the Trustee does not meet the standard of care set out in Section 4.1 and except as set out in this Article 5.
ARTICLE 6
CHANGE OF TRUSTEE
6.1 Resignation
The Trustee, or any Trustee hereafter appointed, may at any time resign by appointing a successor trustee provided that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee.

6.2 Successor Trustee
Any successor trustee appointed as provided under this Trust Declaration shall execute an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Trust Declaration, with the like effect as if originally named as trustee in this Trust Declaration.
6.3 Declaration of Trustee
If the Trustee dies during the term of this Trust before he has resigned and appointed a successor trustee, the persons who are the executors and trustees of the last will and testament of the Trustee will have the right to appoint a successor trustee of the Trust.
6.4 Notice of Successor Trustee
Upon acceptance of appointment by a successor trustee as provided herein, the successor trustee shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficial Holder.
ARTICLE 7
AMENDMENTS AND SUPPLEMENTAL TRUST DECLARATIONS
7.1 Amendments, Modifications, etc.
This Trust Declaration may not be amended or modified except by an Agreement in writing executed by the Trustee and approved by the Beneficial Holders in accordance with Section 10.2 of the Exchangeable Share Provisions.
7.2 Ministerial Amendments
Notwithstanding the provisions of Section 7.1, the Trustee may in writing, at any time and from time to time, without the approval of the Beneficial Holders, amend or modify this Trust Declaration for the purposes of:
(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficial Holders hereunder if the Trustee is of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficial Holders;

(b)	making such amendments or modifications not inconsistent with this Trust Declaration as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Trustee, having in mind the best interests of the Beneficial Holders it may be expedient to make, provided that the Trustee, acting on the advice of counsel, is of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficial Holders; or

(c)	making such changes or corrections which, on the advice of counsel to the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel is of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficial Holders.
7.3 Meeting to Consider Amendments
The Trustee will request Exchangeco to call a meeting or meetings of the Beneficial Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Exchangeable Share Provisions and all applicable laws.
7.4 Execution of Supplemental Trust Declarations
No amendment to or modification or waiver of any of the provisions of this Trust Declaration otherwise permitted hereunder shall be effective unless made in writing and signed by the Trustee. From time to time, the Trustee may, subject to the provisions of this Trust Declaration, execute and deliver, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	making any additions to, deletions from or alterations of the provisions of this Trust Declaration, which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficial Holders or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Lululemon, Exchangeco, the Trustee or this Trust Declaration; and

(b)	for any other purposes not inconsistent with the provisions of this Trust Declaration, including without limitation, to make or evidence any amendment or modification to this Trust Declaration as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficial Holders will not be prejudiced thereby.
ARTICLE 8
TERMINATION
8.1 Term
The Trust created by this Trust Declaration shall continue until the earliest to occur of the following events:
(a)	no outstanding Forfeitable Shares are held by the Trustee;

(b)	the Trustee elects in writing to terminate the Trust and such termination is approved by the Beneficial Holders in accordance with section 10.2 of the Exchangeable Share Provisions; and

(c)	21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.
8.2 Survival of Trust Declaration
This Trust Declaration shall survive any termination of the Trust and shall continue until there are no Forfeitable Shares outstanding held by the Trustee; provided, however, that the provisions of Article 5 shall survive any such termination of this Trust Declaration.
ARTICLE 9
GENERAL
9.1 Notices
All notices, requests, claims, demands, waivers and other communications under this Trust Declaration shall be in writing and shall be deemed given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one Business Day following sending by overnight delivery via a courier service that is nationally recognized in the U.S. and Canada and, in each case, addressed to a party at the following address for such party.
If to the Trustee, to:
Dennis Wilson #2 2108 West 4th Avenue Vancouver, BC V6K 1N6
If to the Beneficial Holders to the last address in the central securities register for Exchangeco. or to such other address(es) as shall be furnished in writing by any such party to the other party hereto in accordance with the provisions of this Section 9.1.
9.2 Interpretation
When a reference is made in this Trust Declaration to an Article or a section, such reference shall be to an Article or a section of this Trust Declaration unless otherwise indicated. The table of contents and headings contained in this Trust Declaration are for reference purposes only and shall not affect in any way the meaning or interpretation of this Trust Declaration. Whenever the words ‘include’, ‘includes’ or ‘including’ are used in this Trust Declaration, they shall be deemed to be followed by the words ‘without limitation’. The terms ‘this Trust Declaration’, ‘hereof’, ‘herein’ and ‘hereunder’ and similar expressions refer to this Trust Declaration and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders. If any date on which any action is required to be taken under this Trust Declaration is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

9.3 Severability
If any term or other provision of this Trust Declaration is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Trust Declaration shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Trust Declaration so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.
9.4 Counterparts
This Trust Declaration may be executed in one or more counterparts, all of which shall be considered one and the same Trust Declaration and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.
9.5 Governing Law
This Trust Declaration shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
9.6 Enforcement
The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Trust Declaration were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of any provision of this Trust Declaration and to enforce specifically the terms and provisions of this Trust Declaration in any court of competent jurisdiction in the Province of British Columbia, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of competent jurisdiction in the Province of British Columbia, in the event any dispute arises out of this Trust Declaration, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Trust Declaration in any court other than any court of competent jurisdiction in the Province of British Columbia, and (d) waives any right to trial by jury with respect to any action related to or arising out of this Trust Declaration.
9.7 No Waiver
No provisions of this Trust Declaration shall be deemed waived by any party, unless such waiver is in writing and signed by the authorized representatives of the person against whom it is sought to enforce such waiver.

9.8 Expenses
Except as expressly set forth in this Trust Declaration, all costs and expenses and third party fees, paid or incurred in connection with this Trust Declaration shall be paid in accordance with section 7.6 of the Arrangement Agreement.
9.9 Further Assurances
From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Trust Declaration.
IN WITNESS WHEREOF the Trustee has caused this Trust Declaration to be duly executed under seal as of the date first above written.

By :	/s/ Dennis Wilson DENNIS WILSON, in his capacity as trustee

APPENDIX A
RELEASE CONDITIONS ATTACHED TO FORFEITABLE SHARES
The number of Exchangeable Shares which cease to be forfeitable on the dates set out below shall be determined by multiplying the appropriate number in the chart below by the Exchange Ratio (as defined in the Plan of Arrangement).

Beneficial Holder	December 5, 2007	December 5, 2008	December 5, 2009	Total
Darrell Kopke	238,312	111,122	27,662	377,096
Deanne Schweitzer	158,875	74,082	18,439	251,396
Christopher Ng	48,525	48,525	27,661	124,711
Shannon Wilson	105,917	49,388	12,292	167,597
Delaney Schweitzer	59,702	43,214	10,756	113,672
Julianne Lee	52,084	52,084	13,829	117,997
Bree Stanlake	45,128	45,128	13,832	104,088
Karen Wyder	73,513	61,735	15,364	150,612
Brian Bacon	76,346	76,346	27,661	180,353
Chloe Gow-Jarret	50,147	33,954	8,452	92,553
Cassandra Sze	30,695	27,781	6,916	65,392
Erin Westelman	22,546	22,546	9,989	55,081
David Andru	10,372	10,372	10,373	31,117
Jenna Hills	35,730	27,781	6,914	70,425
Laura Rowse	20,219	20,219	11,525	51,963
Lisa Fuhrman	27,578	27,578	8,453	63,609
Kerry Brown	17,692	17,692	14,137	49,521
Jeremy Wong	27,049	24,694	6,147	57,890
Bonnie Fung	7,171	7,171	7,172	21,514
Erica Larsen	935	935	935	2,805
Andrea Murray	51,458	43,214	10,757	105,429
Jeramiah Morris	24,303	24,303	6,915	55,521
Diana Mulvey	11,525	11,525	11,525	34,575
TOTAL	1,195,822	861,389	287,706	2,344,917